Exhibit 10.3

June 6, 2012

To: KCP Holdco, Inc.

Re: Kenneth Cole Productions, Inc.

Ladies and Gentlemen:

This letter sets forth the commitment of (i) Cole Family Holdco, LLC (the “Investor”) and Kenneth D. Cole (“KDC”) to jointly and severally purchase equity securities of KCP Holdco, Inc. (“Parent”), which has been formed for the purpose of acquiring Kenneth Cole Productions, Inc. (the “Company”) through the merger of KCP Mergerco, Inc. (“Merger Sub”) with and into the Company, pursuant to that certain Agreement and Plan of Merger dated as of June 6, 2012 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company, all on the terms and subject to the conditions set forth in the Merger Agreement (the “Transaction”) and (ii) the Family Stockholders (as defined in the Merger Agreement) to effectuate, and cause the Investor, Parent and KCP Acquisitions, Inc. (“Intermediate Holdco”) to effectuate, the transactions contemplated by the Rollover Agreement, attached hereto as Exhibit A, and the Exchange Agreement, attached hereto as Exhibit B, immediately prior to the Effective Time in accordance with the respective terms thereof. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

1. Commitment.

(a) Subject to the terms and conditions herein, (i) the Investor and KDC hereby jointly and severally commit to Parent to purchase, directly or indirectly through one or more intermediate entities, equity securities of Parent with an aggregate purchase price of $15,000,000 immediately prior to the Effective Time (the “Commitment”) and (ii) each of the Family Stockholders hereby commits to Parent to effectuate, and cause the Investor, Parent and Intermediate Holdco to effectuate, the transactions contemplated by the Rollover Agreement and the Exchange Agreement immediately prior to the Effective Time in accordance with the respective terms thereof (the “Rollover Transactions”).

(b) The proceeds from the Investor’s and KDC’s purchases of equity securities pursuant to this commitment letter shall be used solely for funding the Transaction, including the payment of the aggregate Merger Consideration and the payment of fees and expenses in connection with the Transaction, and no other purpose. All payments hereunder will be made in U.S. dollars by wire transfer of immediately available funds. In no event shall the Investor and KDC be obligated to contribute to Parent more than the Commitment, nor shall the Family Stockholders be obligated to deliver to the Investor more than the number of Rollover Shares (as defined in the Rollover Agreement) in accordance with the terms of the Rollover Agreement.

2. Closing Conditions. The Investor’s and KDC’s joint and several obligation to purchase equity securities of Parent, and the Family Stockholders’ obligations to effectuate, and cause the Investor, Parent and Intermediate Holdco to effectuate, the Rollover Transactions, pursuant to this commitment letter is conditioned only upon (i) the substantially concurrent funding of the Debt Financing set forth in the Debt Commitment Letter, (ii) the satisfaction or waiver by Parent of the conditions set forth in Sections 6.01 and 6.02 of the Merger Agreement (other than any conditions that by their nature are to be satisfied at the Closing and which are capable of being satisfied were the Closing to occur) and (iii) either (x) the substantially concurrent consummation of the Merger in accordance with the terms and conditions of the Merger Agreement or (y) a final order or judgment having been validly entered which awards specific performance of the Commitment and the Rollover Transactions pursuant to, and in accordance with, Section 8.08(b) of the Merger Agreement.

3. Efforts. In the period between the date hereof and the Closing Date, Parent, the Investor and the Family Stockholders shall (i) maintain in effect this commitment letter, the Rollover Agreement and the Exchange Agreement, (ii) use their respective reasonable best efforts to satisfy prior to the Closing all conditions precedent applicable to Parent, the Investor or the Family Stockholders, as applicable, in this commitment letter, the Rollover Agreement and the Exchange Agreement that are within their respective control and that have not been waived by the other parties hereto or thereto in accordance with the terms hereof and thereof and (iii) subject to the satisfaction or waiver of the conditions set forth in Section 2, consummate the funding of the Commitment and the Rollover Transactions in accordance with the terms described in this commitment letter and the Rollover Agreement and Exchange Agreement (or otherwise acceptable to Parent and the Investor) at or prior to the Closing. Subject to the terms and conditions hereof, the Investor and the Family Stockholders shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable, and no later than the Closing, the transactions contemplated by this commitment letter, the Rollover Agreement and the Exchange Agreement and shall reasonably cooperate with each other in connection with the foregoing.

4. Required Information. The Investor and the Family Stockholders agree to promptly provide to Parent (and no later than five (5) Business Days after Parent or the Company makes such request) any information about the Investor or the Family Stockholders (or their respective Affiliates or Associates) that Parent or the Company reasonably determines upon the advice of counsel is required to be included in (i) the Proxy Statement, (ii) solely with respect to requests made by Parent, the Schedule 13E-3 or (iii) any other any other filing or notification with any Governmental Entity in connection with the Merger and the transactions contemplated by the Merger Agreement, this commitment letter, the Rollover Agreement and the Exchange Agreement. The Investor and the Family Stockholders shall cooperate with Parent in connection with the preparation of the foregoing documents to the extent such documents relate to the Investor or the Family Stockholders (or their respective Affiliates or Associates), respectively. The Investor and the Family Stockholders hereby represent and warrant, with respect to themselves respectively, to Parent that, solely with respect to any information supplied by the Investor or the Family Stockholders pursuant to this Section 4, none of such information contained or incorporated by reference in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of Company Stockholders

Meeting, or at the time of any amendments thereof or supplements thereto, and none of such information supplied or to be supplied by the Investor or the Family Stockholders for inclusion or incorporation by reference in the Schedule 13E-3 to be filed with the SEC concurrently with each filing of the Proxy Statement will, at the time of such filing with the SEC, or at the time of filing with the SEC any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If required under applicable law, as reasonably determined by counsel to Parent, the Investor or any of the Family Stockholders agree to join (and to cause their respective Affiliates and Associates to join) as a filing party to any Schedule 13E-3 filing discussed in the previous sentence.

5. Notice of Closing. Parent shall use commercially reasonable efforts to provide the Investor and the Family Stockholders with not less than five (5) Business Days’ prior written notice of the Closing Date under the Merger Agreement. Any notices or correspondence received by Parent under, in connection with, or related to the Merger Agreement shall be promptly provided to the Investor and the Family Stockholders in accordance with Section 11(c).

6. Enforcement.

(a) Except as set forth in Section 6(b), this commitment letter may be enforced solely by Parent and the Investor. Except as set forth in Section 6(b), no Person (including without limitation the Company, any shareholder, or any direct or indirect creditor of the Company, Parent, Merger Sub or any direct or indirect parent company of Merger Sub) shall: (a) be a beneficiary hereof; or (b) have any right whatsoever hereunder (whether at law or in equity, whether in contract, tort, statute, regulation or otherwise), including (without limitation) to, or to cause Parent or the Company to, enforce the Commitment, the Rollover Transactions or this commitment letter. This Commitment or this commitment letter is not intended to create a fiduciary relationship between the parties hereto.

(b) Notwithstanding anything to the contrary in this letter (or any of the Exhibits hereto), each of the Investor, the Family Stockholders and Parent acknowledges and agrees that the Company is hereby made a third party beneficiary of this letter solely for the purposes of enforcing Parent’s specific performance rights hereunder to enforce the Family Stockholders’ and the Investor’s compliance with their obligations under Sections 1, 3 and 4 in accordance with the terms hereof, including the Investor’s and KDC’s joint and several obligation to fund their Commitment and the Family Stockholders’ obligations to effectuate the Rollover Transactions, solely to the extent expressly provided and permitted by the terms and conditions of Section 8.08(b) of the Merger Agreement and the terms and conditions hereof.

7. Recourse. Notwithstanding anything that may be expressed or implied in, under and/or by this commitment letter, Parent by its acceptance hereof covenants, acknowledges and agrees that (a) no Person other than the Investor and the Family Stockholders shall have any obligation hereunder or in connection herewith (whether at law or in equity, whether in contract, tort, statute, regulation or otherwise), (b) no recourse hereunder or in connection herewith under any documents or instruments delivered in connection herewith may be sought or had against any Non-Recourse Party, whether by or through attempted piercing of the corporate, limited liability company or limited partnership veil, by or through a claim on behalf of the Company, Parent, Merger Sub or any other Person against any Non-Recourse Party, other than as expressly set forth herein, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other law or otherwise, and (c) no liability whatsoever will attach to, be imposed on or otherwise be suffered or incurred by any Non-Recourse Party, other than with respect to the Company’s rights to assert any Retained Claim against a Non-Recourse Party in accordance with and subject to the terms of Section 9 of the Limited Guarantee. As used herein, the term “Non-Recourse Parties” shall mean, individually or collectively, any direct or indirect former, current or future equity holders, controlling persons, directors, officers, employees, agents, advisors, general or limited partners, managers, management companies, members, stockholders, lenders, Affiliates or assignees of the Investor, the Family Stockholders, Parent or Merger Sub and any and all direct or indirect former, current or future equity holders, controlling persons, directors, officers, employees, agents, advisors, general or limited partners, managers, management companies, members, stockholders, lenders, Affiliates or assignees of any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing; provided, however, in no event shall Non-Recourse Parties, with respect to the Investor, the Family Stockholders, Parent or Merger Sub, be interpreted to include the Investor, the Family Stockholders, Parent or Merger Sub, respectively.

8. Expiration. The obligations of the Investor and the Family Stockholders under or in connection with this commitment letter shall expire automatically and immediately upon the earliest to occur of (a) the Closing (at which time all such obligations shall be discharged); (b) the valid termination of the Merger Agreement pursuant to its terms; provided, however, that, for the avoidance of doubt, any purported termination of the Merger Agreement that is not a valid termination shall not give rise to a termination of this commitment letter pursuant to this clause (b); and (c) the assertion by the Company or any of its Subsidiaries, or by any Person authorized by the Company or any of its Subsidiaries to claim by, through or for the benefit of the Company or any of its Subsidiaries, of any claim against any Non-Recourse Party under or in connection with the Commitment Letters (including this commitment letter), the Rollover Agreement, the Exchange Agreement, the Limited Guarantee or the Merger Agreement, or the transactions contemplated hereby or thereby, other than any Retained Claim against any Non-Recourse Party against which such Retained Claim may be asserted pursuant to Section 9 of the Limited Guarantee; provided that any rights of the Investor that survive termination shall continue in full force and effect for purposes of clarity.

9. No Assignment; Amendment.

(a) Neither this commitment letter, the Rollover Agreement, the Exchange Agreement nor any of Parent’s or the Investor’s or Family Stockholders’ rights or obligations hereunder or thereunder shall be assigned or otherwise transferred by Parent, the Investor or the Family Stockholders without the prior written consent of Parent, the Investor and the Family Stockholders, and any purported assignment or transfer without such consent shall be null and void; provided that, with the prior written consent of Parent (which may be withheld in Parent’s sole discretion), the Investor and KDC may assign or transfer a portion of their Commitment to any Person (a “Permitted Assignee”), provided that no such assignment or transfer shall reduce the Commitment or relieve the Investor and KDC of their joint and several obligations under this commitment letter, and provided further that any Permitted Assignee shall, as a condition to any such assignment or transfer, execute a joinder agreement, in form and substance reasonably satisfactory to Parent, whereby the Permitted Assignee agrees to be bound by the provisions of this Agreement applicable to the Investor and KDC with respect to the portion of the Commitment assigned or transferred to it. Neither this commitment letter, the Rollover Agreement or the Exchange Agreement may be amended or otherwise modified except in a writing duly executed by the Investor, the Family Stockholders, Parent and the Company. No failure or delay by any party in exercising any rights under this commitment letter shall operate as a waiver hereof.

(b) The Company may not assign or transfer this commitment letter or any of its rights or obligations hereunder and any purported assignment or transfer without the prior written consent of the Investor shall be null and void.

10. Parties in Interest; Third Party Beneficiaries. Except as set forth in Section 6(b) above, this commitment letter shall inure to the benefit of and be binding solely upon Parent, the Investor and the Family Stockholders. By execution and delivery of this commitment letter, each of Parent, the Investor and each Family Stockholder, on behalf of itself, its respective Affiliates, and any Person claiming by, through or for its benefit, acknowledges and agrees that it consents to and is bound by the terms, conditions and limitations of this commitment letter. Except as set forth in Section 6(b) above, nothing in this commitment letter, express or implied, is intended to confer upon any Person other than Parent, the Investor, the Family Stockholders, any rights or remedies under, or by reason of, this commitment letter or to confer upon any Person any rights or remedies against any Person other than the Investor and the Family Stockholders under or by reason of this commitment letter, except that any Non-Recourse Party may rely on and enforce the provisions of Sections 6 and 7 hereof.

11. Governing Law; Jurisdiction; Venue; Waiver of Objections; Notice/Service of Process.

(a) Governing Law. This commitment letter shall be governed by and construed in accordance with the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof, except to the extent that mandatory provisions of federal Law apply.

(b) Jurisdiction. Each party to this commitment letter, and the Company by its acknowledgement hereof, hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York and any appellate court thereof and the United States District Court for the Southern District of New York and any appellate court thereof in any action or proceeding arising out of or relating to this commitment letter or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each party, and the Company by its acknowledgement hereof, hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such courts, and (iv) waives, to the fullest extent permitted by Law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such courts. Each party hereto, and the Company by its acknowledgement hereof, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party, and the Company by its acknowledgement hereof, irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 11(c) below; provided, however, that nothing in this commitment letter shall affect the right of any party to serve process in any other manner permitted by Law.

(c) Notice/Service of Process. Each party, and the Company by its acknowledgement hereof, hereby (i) agrees that (x) all notices and other communications hereunder and (y) service of process in any action described in Section 11(b) hereof, in each case shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to the respective party at the following addresses or at such addresses as shall be specified by the party by like notice:

If to Parent, Merger Sub, the Investor or the Family Stockholders:

c/o Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

Telecopier: 1-866-698-7042

Attention: Kenneth D. Cole

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Telecopier: (212) 728-9129

Attention: Adam M. Turteltaub

If to the Company:

Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

Telecopier: (212) 315-8279

Attention: Michael Colosi

with a copy to (which shall not constitute notice):

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Telecopier: (212) 839-5599

Attention: Joseph W. Armbrust

(ii) agrees that service of process made in accordance with clause (i) will constitute good and valid service of process in any such action, and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) does not constitute good and valid service of process.

12. WAIVER OF JURY TRIAL. EACH PARTY, AND THE COMPANY BY ITS ACKNOWLEDGEMENT HEREOF, ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS COMMITMENT LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY, AND THE COMPANY BY ITS ACKNOWLEDGEMENT HEREOF, CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.

13. Confidentiality. This commitment letter shall be treated as confidential and is being provided to Parent solely in connection with the Transaction. Subject to the immediately following sentence, this commitment letter may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Investor, the Family Stockholders and Parent. The foregoing notwithstanding, this commitment letter shall be provided to the Company, and the Company, the Investor and the Family Stockholders may disclose this commitment letter (i) to their respective Affiliates and representatives, and (ii) to the extent required by Law, including by disclosing this commitment letter and the terms hereof in the Proxy Statement and Schedule 13E-3.

14. Representations. The Investor and the Family Stockholders hereby represent and warrant, with respect to themselves respectively, to Parent that (a) it has all power and authority or, if an individual, capacity to execute, deliver and perform this commitment letter; (b) the execution, delivery and performance of this commitment letter by the Investor or the Family Stockholders (i) has been duly and validly authorized and approved by all necessary action by it and (ii) does not require any consent from any spouse of any Family Stockholder or any other person; (c) the Family Stockholders beneficially own and have the right to dispose of the Rollover Shares (subject to the terms of the Rollover Agreement); (d) this commitment letter has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it; (e) in the case of the Investor, the amount of the Commitment is less than the maximum amount that it is permitted to invest in any one portfolio investment pursuant to the terms of its constituent documents or otherwise; (f) in the case of the Investor and KDC, as of the

Closing, they will have available capital in excess of the sum of the Commitment plus the aggregate amount of all other commitments and obligations they currently have outstanding; (g) in the case of the Investor and KDC, all funds necessary for the Investor and KDC to fulfill their joint and several obligations under this commitment letter shall be available to the Investor and KDC for so long as this Commitment shall remain in effect in accordance with the terms hereof; (h) the execution, delivery and performance by it of this commitment letter does not (i) if it is an entity, violate its organizational documents, (ii) violate any applicable Law or judgment or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any Contract to which it is a party; (i) there are no Contracts or other agreements, arrangements or understandings (whether oral or written) or commitments to enter into agreements, arrangements or understandings (whether oral or written) between the Investor or any of the Family Stockholders or any of their respective Affiliates (other than the Company), on the one hand, and any member of the Company’s management or directors (other than Kenneth D. Cole), on the other hand, as of the date hereof that relate in any way to the Company or the Merger; and (j) none of the Investor, the Family Stockholders or any of their respective Affiliates has entered into any agreement, discussion, arrangement or understanding with any Third Party concerning the possible sale of the Surviving Corporation or all or substantially all the assets of the Surviving Corporation to a Third Party after the Merger has been consummated.

15. Expense Reimbursement. Parent shall reimburse all reasonable, documented fees, costs and expenses of the Investor and the Family Stockholders (including, without limitation, all reasonable out-of-pocket costs and expenses arising in connection with the Commitment and the Rollover Transactions and the reasonable fees and expenses of legal counsel to the Investor and the Family Stockholders in connection with the negotiation, preparation and delivery of this commitment letter) (collectively, the “Transaction Expenses”). Notwithstanding anything to the contrary in this Agreement, in the event that the Closing does not occur, Parent shall not be required to reimburse the Investor or the Family Stockholders for any Transaction Expenses in respect of any expenses incurred as a result of the Investor’s or the Family Stockholders’, respectively, or any of such Investor’s or Family Stockholders’ Affiliates’ gross negligence, bad faith, fraud or willful misconduct.

16. Indemnity.

(a) Parent agrees to indemnify and hold harmless the Investor as set forth in Exhibit C hereto, the terms of which are incorporated herein in their entirety.

(b) In no event shall the Investor be liable to Parent for any punitive, incidental, special or consequential damages arising out of or in any way connected with the Commitment pursuant to this commitment letter, Rollover Agreement, the Exchange Agreement or the Merger Agreement.

17. Miscellaneous. This commitment letter may be executed by facsimile or electronic transmission in pdf format, and in one or more counterparts, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This commitment letter shall become effective when one or more counterparts have been executed and delivered by Parent, the Investor and the Family Stockholders to the other. This commitment letter supersedes all prior understandings, whether written or oral, between the parties hereto.

[Signature page follows]

Very truly yours,

COLE FAMILY HOLDCO, LLC

By:	/s/ Kenneth D. Cole
	Name:	Kenneth D. Cole
	Title:	Manager

KMC PARTNERS L.P.

By: KMC Partners LLC, its general partner

By:	/s/ Kenneth D. Cole
Name:	Kenneth D. Cole
Title:	Managing Member

/s/ Kenneth D. Cole
Kenneth D. Cole

/s/ Robyn S. Transport
Robyn S. Transport, as Trustee of the Family Trust u/a/d 4/26/10, KDC July 2010 GRAT u/a/d 7/12/10, KDC 2009 GRAT u/a/d 2/2/09, KDC 2009 Family GRAT u/a/d 2/2/09 and Kenneth Cole 1994 Charitable Remainder Trust u/a/d 12/19/94

Agreed to and accepted:

KCP HOLDCO, INC.

By:	/s/ Kenneth D. Cole
	Name:	Kenneth D. Cole
	Title:	President and Chief Executive Officer

Acknowledged and accepted as third party beneficiary:

KENNETH COLE PRODUCTIONS, INC.

By:	/s/ Paul Blum
	Name:	Paul Blum
	Title:	Chief Executive Officer

Exhibit A

Rollover Agreement

Exhibit B

Exchange Agreement

Exhibit C

Indemnification Provisions

Unless otherwise defined, terms used herein shall have the meanings assigned thereto in the commitment letter dated today’s date (the “Commitment Letter”) (such term and each other capitalized term used but not defined herein having the meaning assigned in the Commitment Letter).

In accordance with the Commitment Letter, whether or not the Closing Date occurs, the Parent (the “Indemnitor”) hereby indemnifies and holds harmless all Indemnified Parties (as defined below) from and against all Liabilities (as defined below). “Indemnified Party” shall mean Investor, any Permitted Assignee, each affiliate of any of the foregoing and the respective directors, officers, members agents and employees of each of the foregoing, and each other person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended. “Liabilities” shall mean any and all losses, claims, damages, liabilities or other reasonable out-of-pocket costs or expenses to which an Indemnified Party may become subject which arise out of or related to or result from any transaction, action or proceeding related to the transactions or the other matters described or referred to in the Commitment Letter; provided that Liabilities shall not include any losses, claims, damages, liabilities or other costs or expenses which (a) a court of competent jurisdiction determines in a final judgment that the Liabilities resulted primarily from a breach by the Investor or any Permitted Assignee of the Commitment Letter or otherwise primarily due to the bad faith, gross negligence or intentional misconduct of such Indemnified Party; (b) arise out of statements made based solely on information supplied in writing by the Investor (or Permitted Assignee) specifically for inclusion in the Schedule 13E-3 or Proxy Statement; or (c) are with respect to any loss in value of the equity securities purchased by the Investor or any Permitted Assignee pursuant to the Commitment.

In addition to the foregoing, the Indemnitor agrees to reimburse each Indemnified Party for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any action or other proceeding relating to any Liabilities (whether or not such Indemnified Party is a party to any such action or proceeding).

In no event shall the Parent have any liability to any Indemnified Party for any consequential or punitive damages, except for any such consequential or punitive damages included in any third party claim in connection with which such Indemnified Person is entitled to indemnification. In connection with any action or proceeding for which an Indemnified Party is entitled to indemnification under this Exhibit C, the Indemnified Party shall provide prompt written notice of such action or proceeding to Parent and Parent shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the Indemnified Party. Upon assumption by Parent of the defense of any such action or proceeding, the Indemnified Party shall have the right to participate in such action or proceeding and to retain its own counsel at its own cost and expense, provided that Parent shall pay any legal expenses of such counsel incurred by such Indemnified Party in connection with the defense thereof if (i) Parent has agreed to pay such fees and expenses, (ii) Parent shall have failed to employ counsel reasonably satisfactory to the Indemnified Party in a timely manner, or (iii) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between Parent and the Indemnified Party, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to Parent. Parent shall not consent to the terms of any compromise or settlement of any action defended by Parent in accordance with the foregoing without the prior written consent of the Indemnified Party, not to be unreasonably delayed or withheld (other than any such compromise or settlement exclusively requiring payment of money by Parent).

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but is found by a judgment of a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Indemnitor, on the one hand, and the Indemnified Parties, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the Indemnified Parties may be subject in accordance with the relative benefits received by the Indemnitor, on the one hand, and the Indemnified Parties, on the other hand, and also the relative fault of the Indemnitor, on the one hand, and the Indemnified Parties collectively and in the aggregate, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation that directly resulted in the relevant losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements shall be entitled to contribution from any other person who is not also found liable for such fraudulent misrepresentation.